CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  10  to
Registration  Statement No.  333-78269 of Oppenheimer Main Street Small Cap Fund
on Form N-1A of our report dated August 15, 2005,  appearing in the Statement of
Additional Information, which is part of such Registration Statement, and to the reference to us under the headings  "Independent  Registered  Public  Accounting
Firm" in the Statement of Additional  Information and "Financial  Highlights" in
the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Denver, Colorado
October 24, 2005